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                              As filed with the Securities and Exchange Commission on April 18, 2001
                                                                                                          Registration No. 333-37782
====================================================================================================================================
                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C. 20549

                                                         ----------------

                                                        AMENDMENT NO. 4 TO
                                                             FORM S-3
                                                      REGISTRATION STATEMENT
                                                               UNDER
                                                    THE SECURITIES ACT OF 1933

                                                         ----------------

                                                            SENETEK PLC
                                      (Exact name of registrant as specified in its charter)
            England                                          Senetek PLC                                           77-0039728
(State or Other Jurisdiction of                            620 Airpark Road                                     (I.R.S. Employer
Incorporation or Organization)                          Napa, California 94558                                Identification Number)
                                                           (707) 226-3900
                                     (Name, address, including ZIP code, and telephone number,
                                 including area code, of registrant's principal executive offices)

                                                         Frank J. Massino
                                                            Senetek PLC
                                                         620 Airpark Road
                                                      Napa, California 94558
                                                          (707) 226-3900
                                    (Name, address, including ZIP code, and telephone number,
                                            including area code, of agent for service)

                                                         ----------------

                                                            Copies to:
                                                       Jeffrey T. Pero, Esq.
                                                   Bradley A. Bugdanowitz, Esq.
                                                         Latham & Watkins
                                                 505 Montgomery Street, Suite 1900
                                                  San Francisco, California 94111
                                                          (415) 391-0600

                                                         ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                         ----------------
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                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed Maximum     Proposed Maximum
  Title of each class of                               Amount to be     Offering Price     Aggregate Offering         Amount of
Securities to be Registered                             Registered       Per Share(1)           Price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value 5p per share, each
 represented by one American Depositary Share(2)...    10,012,121(3)       $1.5625           $15,643,939.06          $4,130.00(4)
====================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for American Depositary Shares representing Ordinary shares as reported on the NASDAQ SmallCap Market on May 23, 2000, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.
(2) American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the equity shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (33-71618).
(3) Includes 7,527,618 American Depositary Shares representing Ordinary shares issuable upon exercise of currently exercisable warrants.
(4) Previously paid.

                                                         ----------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
====================================================================================================================================
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, California, on April 18, 2001.


                                SENETEK PLC

                                By: /s/ Frank J. Massino
                                  --------------------------------------------
                                  Frank J. Massino
                                  President, Chief Executive Officer and
                                  Chairman of the Board of Directors


                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by each of the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                                   Date
---------------------------------------     ---------------------------------------------------          ---------------------------
          /s/ Frank J. Massino              Chairman, President and Chief Executive                             April 18, 2001
----------------------------------------    Officer (Principal Executive Officer)
              Frank J. Massino

                   *                        Chief Financial Officer (Principal                                  April 18, 2001
----------------------------------------    Acting Principal Financial Officer and
             Stewart W. Slade               Principal Accounting Officer)


                   *                        Director                                                            April 18, 2001
----------------------------------------
             Andreas Tobler


                   *                        Director                                                            April 18, 2001
----------------------------------------
               Uwe Thieme


                   *                        Director                                                            April 18, 2001
----------------------------------------
            Steven Georgiev


* By:    /s/ Frank J. Massino
    ------------------------------------
             Frank J. Massino
             Attorney-in-fact
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                                     II-1
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                                 EXHIBIT INDEX

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
Exhibit Number    Description
--------------    -----------
    5.1           Opinion of Latham & Watkins *

   10.1           Senetek No. 1 Share Option Scheme for Employees. **

   10.2           Asset Purchase Agreement dated as of July 31, 1995, between
                  Carme International, Inc. a wholly owned subsidiary of Senetek
                  PLC and Carme Inc. **

   10.3           Senetek No. 2 Executive Share Option Scheme for non-Executive
                  Directors and Consultants. **

   10.4 Amended and restated Deposit Agreement dated November 6, 1992 between Senetek PLC and The Bank of New York. **

   10.5           Consulting Agreement dated May 1, 1994 between Senetek PLC and
                  Dr. G.D. Frentz. **

   10.6 Service Agreement dated August 11, 1995 and supplemental agreement dated July 3, 1996 between Senetek PLC and Dr. G.
                  Homan. **

   10.7 Service Agreement dated August 11, 1995 and supplemental agreement dated July 3, 1996 between Senetek PLC and Mr. P.A.
                  Logan. **

   10.8 Service Agreement dated September 1, 1996 between Senetek PLC and Mr. A.J. Cataldo. **

   10.9 Service Agreement dated October 1, 1996 between Senetek PLC and Mr. C.D. Brune. **

   10.10          Service Agreement dated June 30, 1997 between Senetek PLC and
                  Mr. A.J. Cataldo **

   10.11          Service Agreement dated June 30, 1997 between Senetek PLC and
                  Dr. G. Homan. **

   10.12          Service Agreement dated June 30, 1997 between Senetek PLC and
                  Mr. C.D. Brune. **

   10.13          Service Agreement dated June 30, 1997 between Senetek PLC and
                  Dr. R.A. Oakes. **

   10.14 Service Agreement dated December 30, 1998 between Senetek PLC and Mr. F. J. Massino. **

   10.15          Settlement Agreement dated April 13, 1999 by and among Senetek
                  PLC, Windsor Capital Management, Ltd. and certain other parties thereto. **

   10.16 Securities Purchase Agreement dated April 13, 1999 by and among Senetek PLC and certain other parties thereto. **

   10.17          Securities Purchase Agreement ("Securities Purchase
                  Agreement") dated April 14, 1999 between Senetek PLC and the various purchasers designated in the agreement. **

   10.18          Form of Senior Secured Note due April 14, 2002 issued by
                  Senetek PLC pursuant to the Securities Purchase Agreement. **

   10.19 Form of Series A Warrant issued by Senetek pursuant to the Securities Purchase Agreement. **

   10.20 Form of Series B Warrant issued by Senetek pursuant to the Securities Purchase Agreement. **

   10.21 Form of Series C Warrant issued by Senetek pursuant to the Securities Purchase Agreement. **

   10.22          Registration Rights Agreement dated as of April 14, 1999 among
                  Senetek PLC and the parties designated therein. **

   10.23 Security Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein. **

   10.24 Pledge Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein. **

   10.25          Pledge Agreement dated April 14, 1999 by and between Senetek
                  Drug Delivery Technologies Inc. and the parties designated therein. **

   10.26          Guaranty dated as of April 14,1999 executed by Senetek Drug
                  Delivery Technologies Inc. and Carme Cosmeceutical Sciences
                  Inc. **

   10.27 Patent and Security Agreement dated as of April 14, 1999 between Senetek PLC and the parties designated therein. **

   10.28 Fixed and Floating Security Document dated April 14, 1999 executed by Senetek PLC in favor of the Collateral Agent named therein. **

   10.30 Settlement Agreement dated April 13, 1999 among Senetek PLC and the parties named therein. **

   10.31 Employment Agreement dated April 15, 1999 between Senetek PLC and Dr. George Van Lear. **

   23.1           Consent of BDO Seidman LLP **

   23.2           Consent of Price Waterhouse **

   23.3           Consent of Latham & Watkins (included in Exhibit 5.1) *

   24             Powers of Attorney **
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--------------------
*   Filed herewith.
**  Previously filed.